Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

This AMENDMENT NO. 1 TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”) is made as of October 16, 2014, by and among WASHINGTON PRIME GROUP, L.P., an Indiana limited partnership (the “Borrower”), the LENDERS listed on the signature pages hereof and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”).

WITNESSETH:

WHEREAS, the Borrower , the Lenders party thereto and the Administrative Agent have entered into the Revolving Credit and Term Loan Agreement, dated as of May 15, 2014 (the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Requisite Lenders amend certain provisions to the Credit Agreement and that the Administrative Agent acknowledge such amendments pursuant to Section 14.7(a) of the Credit Agreement; and

WHEREAS, the Requisite Lenders are willing to make, and the Administrative Agent is willing to acknowledge, such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.                                      Definitions.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.                                      Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows, effective on the Effective Date (as defined in Section 3 below):

(a)                                 The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Combined Debt Service” means, for any period, the sum of (i) regularly scheduled payments of principal and interest (net of amounts payable to the Consolidated Businesses in regard thereto under Interest Rate Hedges) of the Consolidated Businesses paid and/or accrued during such period and (ii) the portion of the regularly scheduled payments of principal and interest of Minority Holdings allocable to the Borrower in accordance with GAAP, paid during such period, in each case including participating interest expense and excluding balloon payments of principal and extraordinary interest payments and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness; provided, that any Transaction Debt Interest Expense shall not constitute Combined Debt Service.

“Maturing Indebtedness” means, in the case of any calculation required hereunder, Indebtedness (other than Transaction Debt) that by its terms is scheduled to mature on or before the date that is 24 months from the date of calculation.

“Secured Indebtedness” means any Indebtedness (other than Transaction Debt) secured by a Lien.

“Total Adjusted Outstanding Indebtedness” means, for any period, the sum of (i) the amount of Indebtedness (other than Transaction Debt) of the General Partner and the Borrower and the Borrower’s pro rata share of the Indebtedness of the other Consolidated Businesses set forth on the then most recent quarterly financial statements of the Borrower and (ii) the outstanding amount of Minority Holdings Indebtedness allocable in accordance with GAAP to any of the Consolidated Businesses as of the time of determination.

“Unencumbered Combined EBITDA” means that portion of Combined EBITDA which represents revenues earned from third party property and asset management (up to 5% of Combined EBITDA) or from Real Property that is not subject to or encumbered by Secured Indebtedness and is not subject to any agreements (other than those agreements more particularly described on Schedule 1.1.5), the effect of which would be to restrict, directly or indirectly, the ability of the owner of such Property from granting Liens thereon (such Real Property, an “Unencumbered Asset”), calculated on the first day of each fiscal quarter for the four immediately preceding consecutive fiscal quarters.  For the avoidance of doubt, provisions in any agreement that are substantially similar to (but not materially more restrictive than) any provisions herein or that condition the ability to encumber assets upon the maintenance of one or more specified ratios but that do not generally prohibit the encumbrance of assets, or the encumbrance of specific assets shall not constitute provisions the effect of which would be to restrict, directly or indirectly, the ability of the owner of a Property from granting Liens thereon.

“Unsecured Indebtedness” means any Indebtedness (other than Transaction Debt) not secured by a Lien.

(b)                                 Section 1.1 of the Credit Agreement is amended by inserting the following new definitions in the appropriate alphabetical order:

“Acquisition” shall mean the direct or indirect acquisition of Glimcher by the Company pursuant to the Merger Agreement.

“Glimcher” means Glimcher Realty Trust, a Maryland REIT.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of September 16, 2014, by and among the Company, the

Borrower, WPG Subsidiary Holdings I, LLC, a Maryland limited liability company, WPG Subsidiary Holdings II Inc., Glimcher, and Glimcher Properties Limited Partnership, a Delaware limited partnership, as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Transaction Debt” means Indebtedness incurred by the Company, the Borrower and/or one or more of their respective Subsidiaries, in each case, prior to the consummation of the Acquisition for purposes of financing the Acquisition, refinancing Indebtedness of the Company, the Borrower, Glimcher or their subsidiaries in connection with the Acquisition, and paying related premiums, fees and expenses (the “Permitted Purposes”) and any Contingent Obligations issued by the Company, the Borrower or any of their respective Subsidiaries in respect of all or any portion of such Indebtedness so long as (x) the aggregate principal amount of such Indebtedness does not exceed $1,250,000,000, (y) the proceeds of such Indebtedness are deposited into and held in a segregated account and released from such segregated account only for application to the Permitted Purposes or to the mandatory redemption or repayment of such Indebtedness in accordance with its terms (it being agreed, for the avoidance of doubt, that such proceeds shall not constitute “Unrestricted Cash” while in such segregated account) and (z) such Indebtedness is not secured by any Liens other than Liens on such segregated account; provided, that notwithstanding anything to the contrary set forth herein, such Indebtedness shall cease to constitute “Transaction Debt” upon the consummation of the Acquisition; provided further, that if the Acquisition is not consummated on or prior to April 16, 2015, or if the Merger Agreement is terminated in accordance with its terms at any time prior thereto, if such Indebtedness is not repaid or redeemed within twenty (20) Business Days of such date, such Indebtedness shall thereafter cease to constitute Transaction Debt.

“Transaction Debt Interest Expense” shall mean any interest expense attributable to Transaction Debt during any period in which it constitutes or constituted Transaction Debt.

(c)                                  Section 7.1(c)(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) Schedule 7.1-C (as updated pursuant to Section 8.2(a)(iii) and Section 8.12) (A) contains a chart, together with lists, indicating the corporate structure of the Company, the Borrower, and any other Person in which the Company or the Borrower holds a direct or indirect partnership, joint venture or other equity interest indicating the nature of such interest with respect to each Person included in such diagram as of the date Schedule 7.1-C was last updated; and (B) accurately sets forth, as of the date Schedule 7.1-C was last updated, (1) the correct legal name of such

Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise, and (2) the authorized, issued and outstanding shares or interests of each class of Securities of the Company, the Borrower and the Subsidiaries of the Borrower and the owners of such shares or interests (provided, however, that the shareholders of the Company and the limited partners of the Borrower are not listed thereon). As of the date Schedule 7.1-C was last updated, none of such issued and outstanding Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options (other than Permitted Securities Options) outstanding with respect to such Securities, except as noted on Schedule 7.1-C. The outstanding Capital Stock of the Company is duly authorized, validly issued, fully paid and nonassessable and the outstanding Securities of the Borrower and its Subsidiaries are duly authorized and validly issued. Attached hereto as part of Schedule 7.1-C is a true, accurate and complete copy of the Borrower Partnership Agreement as in effect on the Closing Date and such Partnership Agreement has not been amended, supplemented, replaced, restated or otherwise modified in any respect since the Closing Date.”

(d)                                 Section 7.1(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(h) Indebtedness. Schedule 7.1-H sets forth, as of December 31, 2013, all Indebtedness for borrowed money of each of the Borrower, the General Partner and their respective Subsidiaries and, except as set forth on Schedule 7.1-H, there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity and there has been no material change in the type or amount of such Indebtedness (except for the repayment of certain Indebtedness or the incurrence of any Indebtedness permitted by this Agreement) since December 31, 2013, which, in the case of Non-Recourse Indebtedness only, will have or is reasonably likely to have, in any of such cases, a Material Adverse Effect.”

(e)                                  Section 8.2(a)(iii) of the Credit Agreement is hereby amended by adding the following clause (9) at the end thereof:

“and, if applicable, (9) an updated Schedule 7.1-C.”

(f)                                   Article VIII of the Credit Agreement is hereby amended by adding the following Section 8.12 thereto:

“8.12  Acquisition Information.  Within fifteen (15) Business Days after the consummation of the Acquisition, the Borrower shall deliver to the Administrative Agent an updated Schedule 7.1-C that reflects the changes resulting from the Acquisition and such other information relating to the

Acquisition as any Lender shall have reasonably requested at least ten (10) Business Days prior to such date in accordance with Section 8.11.”

(g)                                  Section 10.1(a) of the Credit Agreement is hereby amended by adding the following clause (iv) after clause (iii) thereof:

“(iv)  any Transaction Debt; provided that, for the avoidance of doubt, any Indebtedness that ceases to constitute Transaction Debt shall thereafter only be permitted under this Section 10.1 if such Indebtedness is permitted by clauses (i), (ii) and (iii) of this Section 10.1.”

(h)                                 Section 11.1(e) of the Credit Agreement is hereby amended by adding the following proviso at the end thereof:

“; provided, that any mandatory redemption or repayment of Transaction Debt as a result of the failure to consummate the Acquisition shall not be deemed to be a Default or Event of Default under this Section 11.1(e) so long such Transaction Debt is repaid or redeemed in accordance with its terms;”

3.                                      Effective Date.  This Amendment shall become effective upon its execution by the Borrower and the Requisite Lenders and its acknowledgement by the Administrative Agent (the “Effective Date”).

4.                                      Representations and Warranties.  In order to induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants that as of the Effective Date:

(a)                                 All of the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and complete in all material respects (except in those cases where (i) such representation or warranty is qualified by materiality or Material Adverse Effect, in which case they shall be true and correct on and as of the Effective Date or (ii) such representation or warranty expressly relates to an earlier date, in which case such representations and warranties were true and correct as of such date);

(b)                                 The General Partner has the requisite power and authority to execute, deliver and perform this Amendment and the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”, and together with this Amendment, the “Amendment Documents”) on behalf of the Borrower.  The General Partner is the Person who has executed this Amendment on behalf of the Borrower and is the sole general partner of the Borrower;

(c)                                  The execution, delivery and performance of each of the Amendment Documents by the Borrower and the consummation of the transactions contemplated thereby are within the Borrower’s partnership powers, have been duly authorized by all necessary partnership or other applicable action (and, in the case of the General Partner acting on behalf of the Borrower in connection therewith, all necessary corporate action of such

General Partner) and such authorization has not been rescinded.  No other partnership or corporate action or proceedings on the part of the Borrower or any General Partner is necessary to consummate such transactions;

(d)                                 Each of the Amendment Documents has been duly executed and delivered on behalf of the Borrower and constitutes the Borrower’s legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, except to the extent that the enforcement thereof or the availability of equitable remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally or by general principles of equity, or by the discretion of any court in awarding equitable remedies, regardless of whether such enforcement is considered in a proceeding of equity or at law;

(e)                                  The execution, delivery and performance of each of the Amendment Documents will not (A) conflict with the Organizational Documents of the Borrower or any Subsidiary of the Borrower, (B) constitute a tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or Contractual Obligation of the Borrower, the General Partner, any Limited Partner, any Subsidiary of the Borrower, or any general or limited partner of any Subsidiary of the Borrower, or require termination of any such Contractual Obligation which may subject the Administrative Agent or any of the other Lenders to any liability, (C) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower, the General Partner, any Limited Partner, any Subsidiary of the Borrower, or any general partner or limited partner of any Subsidiary of the Borrower, or (D) require any approval of shareholders of the Company or any general partner (or equity holder of any general partner) of any Subsidiary of the Borrower ;

(f)                                   The execution, delivery and performance of each of the Amendment Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given; and

(g)                                  No Event of Default or Potential Event of Default exists on the Effective Date after giving effect to this Amendment.

5.                                      Entire Agreement.  This Amendment constitutes the entire and final agreement among the parties hereto with respect to the subject matter hereof and there are no other agreements, understandings, undertakings, representations or warranties among the parties hereto with respect to the subject matter hereof except as set forth herein.

6.                                      Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without regard to its conflict of laws principles.

7.                                      Counterpart.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

8.                                      Headings Etc.  Section or other headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

9.                                      No Further Modifications.  Except as expressly modified herein, all of the terms and conditions of the Credit Agreement and the other Loan Documents, as expressly modified hereby shall remain in full force and effect and, as expressly modified hereby, the Borrower confirms and ratifies all of the terms, covenants and conditions of the Credit Agreement and the other Loan Documents in all respects.  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.  This Amendment shall constitute a “Loan Document” under the Credit Agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first above written.

WASHINGTON PRIME GROUP, L.P.

By:	Washington Prime Group Inc., an Indiana corporation, its general partner

By:	/s/ Mark S. Ordan
Name:	Mark S. Ordan
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

BANK OF AMERICA, N.A., individually and as Administrative Agent

By:	/s/ Roger C. Davis
	Title:	Roger C. Davis
	Name:	Senior Vice President

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

JPMORGAN CHASE BANK, N.A.

By:	/s/ Nadeige Dung
Title: Nadeige Dung
Name: Vice President

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

CITIBANK, N.A.

By:	/s/ John C. Rowland
Title: John C. Rowland
Name: Vice President

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Jeannine Pascal
Title: Vice President
Name: Jeannine Pascal

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ William G. Karl
Name: William G. Karl
Title: Executive Officer

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

BARCLAYS BANK PLC

By:	/s/ Ronnie Glenn
Title: Vice President
Name: Ronnie Glenn

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

COMPASS BANK

By:	/s/ S. Kent Gorman
Name: S. Kent Gorman
Name: Senior Vice President

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Sarah E. Beeson
Name: Sarah E. Beeson
Name: Senior Vice President

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Renee Lewis
Title: Senior Vice President
Name: Renee Lewis

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ J.T. Johnston Coe
Title: Managing Director
Name: J.T. Johnston Coe

By:	/s/ Joanne Soliman
Title: Vice President
Name: Joanne Soliman

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

GOLDMAN SACHS BANK USA

By:	/s/ Michelle Latzoni
Title: Authorized Signatory
Name: Michelle Latzoni

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

MORGAN STANLEY BANK, N.A.

By:	/s/ Christopher Winthrop
Title: Authorized Signatory
Name: Christopher Winthrop

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

UNION BANK, N.A.

By:	/s/ John T. Feeney
Title: Director
Name: John T. Feeney

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

MIZUHO BANK, LTD.

By:	/s/ Noel Purcell
Title: Authorized Signatory
Name: Noel Purcell

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Frederick H. Denecke
Name: Frederick H. Denecke
Title: Senior Vice President

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

SUNTRUST BANK

By:	/s/ Michael Kauffman
Title: Senior Vice President
Name: Michael Kauffman

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

THE BANK OF NOVA SCOTIA

By:	/s/ Chad Hale
Title: Director & Execution Head, REGAL
Name: Chad Hale

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

FIFTH THIRD BANK, AN OHIO BANKING CORPORATION

By:	/s/ Matthew Rodgers
Title: VP
Name: Matthew Rodgers

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

TD BANK, N.A.

By:	/s/ Brian S. Welch
Title: Senior Vice President
Name: Brian S. Welch

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

REGIONS BANK

By:	/s/ Lori Chambers
Title: Vice President
Name: Lori Chambers

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Steve Whitcomb
Title: Senior Vice President
Name: Steve Whitcomb

[Signature Page to Amendment No. 1 to WPG Credit Agreement]

THE BANK OF NEW YORK MELLON

By:	/s/ Helga Blum
Title: Managing Director
Name: Helga Blum

[Signature Page to Amendment No. 1 to WPG Credit Agreement]